UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________
FORM 8-K
____________________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  May 13, 2016
____________________________________
Airgas, Inc.
(Exact name of registrant as specified in its charter)
____________________________________

Delaware	1-9344	56-0732648
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
259 North Radnor-Chester Road, Suite 100
Radnor, PA  19087-5283
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code
(610) 687-5253
N/A
(Former name or former address, if changed since last report)
____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01.  Other Events.

As previously announced, on November 17, 2015, Airgas, Inc. (the "Company"), L'Air Liquide S.A. ("Air Liquide") and AL Acquisition Corporation ("Merger Sub") signed an Agreement and Plan of Merger pursuant to which Merger Sub will be merged with and into Airgas (the "Merger").
On May 13, 2016, the Company received notice from the U.S. Federal Trade Commission that it had granted early termination, effective immediately, of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") for the Merger.
The early termination of the waiting period under the HSR Act satisfies one of the conditions to the closing of the Merger.  The Company anticipates closing the acquisition on May 23, 2016, subject to the satisfaction of the remaining customary closing conditions.
On May 13, 2016, the Company filed a press release announcing the receipt of early termination under the HSR Act.  The press release is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of Airgas, Inc. dated May 13, 2016.

SIGNATURES
Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRGAS, INC.
(Registrant)

Date: May 13, 2016	By:	/s/ Robert H. Young, Jr.
Robert H. Young, Jr.
Senior Vice President and General Counsel

EXHIBIT INDEX

99.1	Press Release of Airgas, Inc. dated May 13, 2016.